SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

                       -------------------------------

                          Date of Report: June 4, 2001



                              U.S. Industries, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                      1-14557                 22-3568449
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                         Identification Number)



101 Wood Avenue South, Iselin, N.J.                             08830-0169
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:          (732) 767-0700
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Item 5.     Other Events.
            ------------

            On June 1, 2001, U.S. Industries, Inc. ("USI") announced that the lenders to Rexair, Inc. extended the term of a previously granted waiver of default regarding a credit facility guaranteed by USI. Subject to the satisfaction of certain conditions, the new waiver extends through July 27, 2001. The conditions that must be satisfied for the waiver to remain effective include, without limitation, the following: (i) USI shall permit a financial advisor appointed by the lenders reasonable access to the books, records and officers of USI and USI's subsidiaries who are guarantors of the Rexair credit agreement (collectively, the "Guarantors"); (ii) the consent of the required lenders under the credit facility to the consummation of certain asset sales, if any, by the Guarantors (including certain receivables sales); (iii) the Guarantors shall make a written asset sale, refinancing and strategic options proposal to the lenders; (iv) the Guarantors shall not make certain restricted payments; (v) Rexair, Inc. and Rexair Holdings, Inc. shall grant security interests to the lenders in certain assets; and (vi) the payment of certain fees and expenses by the Guarantors.

            A copy of USI's June 1, 2001 press release is attached to this Form 8-K as exhibit 99.1.


Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (c)   Exhibits

                  99.1  U.S. Industries, Inc. Press Release, dated June 4, 2001.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       U.S. Industries, Inc.



                                       By:  /s/  Steven C. Barre
                                          --------------------------------------
                                          Name:  Steven C. Barre
                                          Title: Vice President,
                                                   General Counsel and Secretary


Date: June 4, 2001




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                                  EXHIBIT INDEX



Item No.

99.1  U.S. Industries, Inc. Press Release, dated June 1, 2001.